Exhibit 99.1
Etsy to acquire global fashion resale marketplace Depop
Advances leadership in community-driven and differentiated marketplaces
Extends market opportunity to the large and rapidly growing resale sector serving the Gen Z audience
Company hosting investor conference call at 8:30 am ET this morning
BROOKLYN, N.Y. , June 2, 2021 -- Etsy, Inc. (NASDAQ: ETSY), which operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world, has signed a definitive agreement to acquire Depop, a privately-held, community-led, and purpose-driven marketplace for unique fashion for $1.625 billion consisting primarily of cash, subject to certain adjustments for Depop’s working capital, transaction expenses, cash and indebtedness, and certain deferred and unvested equity for Depop management and employees. Following the closing of the transaction, currently anticipated to occur during the third quarter of 2021, Depop will continue to be headquartered in London, England and operate as a standalone marketplace run by its existing leadership team.
Founded in 2011, Depop is a community-powered marketplace to buy and sell unique fashion, with a mission to build the world’s most diverse and progressive home of fashion. Depop’s 2020 gross merchandise sales (GMS) and revenue were approximately $650 million and $70 million, respectively, each increasing over 100% year-over-year. Depop’s GMS grew at a compounded annual growth rate of nearly 80% from 2017-2020. Etsy believes Depop has a highly differentiated position in the fast-growing resale space:
•Approximately 90% of Depop’s active users are under the age of 26; and young consumers are adopting second-hand fashion faster than any other audience;
•According to Depop’s monthly brand awareness surveys, it has high prompted awareness for the Gen Z demographic within the resale sector;
•Depop is the 10th most visited shopping site among Gen Z consumers in the U.S.
Josh Silverman, Etsy, Inc. CEO, commented, “We are simply thrilled to be adding Depop—what we believe to be the resale home for Gen Z consumers—to the Etsy family. Depop is a vibrant, two-sided marketplace with a passionate community, a highly-differentiated offering of unique items, and we believe significant potential to further scale. Depop’s world-class management team and employees have done a fantastic job nurturing this community and driving organic, authentic growth in a way that aligns well with Etsy’s DNA and mission of Keeping Commerce Human. We see significant opportunities for shared expertise and growth synergies across what will now be a tremendous ‘house of brands’ portfolio of individually distinct, and very special, ecommerce brands.”
The second-hand market is projected to grow at a 39% CAGR from 2019-2024 in the United States, reaching $64 billion, and to grow to twice the size of fast fashion on a global basis.1 Starting first in the U.K. and moving into the U.S. and Australia, Depop now has a community of approximately 30 million registered users across nearly 150 countries. With 4 million active buyers and 2 million active sellers in 2020, we believe Depop’s cohort behavior is particularly impressive: for example, in 2020, 75% of GMS was from existing cohorts; ~75% of sellers were also buyers; and, on average, sellers sold approximately 10 items and buyers bought approximately 6 items. Depop significantly grows Etsy’s GMS in the apparel sector, which was ~$1 billion in 2020. Depop is primarily known for its vintage, streetwear, one-of-a-kind and Y2K (late 1990s/early 2000s) fashion.
Compelling Strategic Rationale
This transaction is an ideal fit with Etsy’s marketplace M&A criteria:

Etsy’s Marketplace M&A Criteria	Depop is an ideal fit
•Aligns with Etsy mission, strategy and values:	Depop shares Etsy’s DNA, with a parallel growth strategy that highlights sellers’ unique merchandise by improving search and discovery, driving human connections, and building marketplace trust.
•Expands our TAM in a large and fast-growing market, category or geography:	Depop is expected to extend Etsy’s market opportunity in the high frequency apparel sector, specifically in the fast-growing resale space.
•Market leadership, with authentic, organic brand traction:	Depop deepens our reach into the Gen Z consumer, with differentiated brand strength, strong user engagement and unit economics.
•Shares our two-sided marketplace business model:	Depop is a peer-to-peer marketplace with similar capital-light operating model and financial characteristics.
•Well positioned to benefit from Etsy’s expertise to accelerate growth and value creation:	Depop is an early-stage business that we believe can leverage our proven value creation roadmap to drive further growth and profitability.
1 All Retail and resale data and forecasts above were sourced from Wall Street research.

Depop’s CEO Maria Raga said, “We’re on an incredible journey building Depop into a place where the next generation comes to explore unique fashion and be part of a community that’s changing the way we shop. Our community is made up of people who are creating a new fashion system by establishing new trends and making new from old. They come to Depop for the clothes, but stay for the culture. We'll now take an exciting leap forward as part of the Etsy family, benefiting from Josh’s and his team’s expertise, and the resources of a much larger company whose values are so aligned with ours here at Depop.”
Rachel Glaser, Etsy’s CFO, commented, “We’ve admired Depop for a while, and are excited to have now reached an agreement to purchase this fantastic business - a company we believe is still in the early innings of its growth opportunity. We love Depop’s rapidly growing GMS and loyal and engaged customer base, excellent user engagement and unit economics, opportunities to expand value added seller services, clear path for geographic expansion, and highly scalable, ‘capital light’ operating model. We’re excited to build a ‘house of brands’ where the whole is greater than the sum of its parts.”
Etsy Inc.’s House of Brands Portfolio
Following the close of this transaction, Etsy Inc. will operate three highly differentiated, non-commoditized and loved ecommerce brands: Etsy, Reverb, and Depop. These businesses all share similar levers of growth to unlock value, including improving search and discovery, building human connections, and making selling and buying easier. The marketplaces will operate independently, while benefiting from shared expertise in areas such as product, marketing, technology, and customer support.
Additional Details about the Transaction
The transaction is currently expected to close during the third quarter of 2021, subject to satisfaction of customary closing conditions, including antitrust review in the United States and the United Kingdom. Etsy has sufficient available liquidity to fund the acquisition. As of March 31, 2021, Etsy had approximately $2.0 billion in total liquidity consisting of $1.8B in cash, cash equivalents and short and long term investments on its balance sheet and an undrawn $200 million revolving credit facility.
Depop is expected to be accretive to Etsy’s top line growth rate and modestly dilutive to Etsy’s adjusted EBITDA margin. Etsy expects to share more information in conjunction with its second quarter 2021 financial results.
Goldman Sachs & Co. LLC served as exclusive financial advisor to Etsy, Deloitte as due diligence advisors, and Fenwick & West LLP and Allen & Overy LLP served as Etsy’s legal advisors. Credit Suisse served as exclusive financial advisor to Depop and Weil, Gotshal & Manges LLP served as its legal advisor.
Webcast and Conference Call Information
Etsy will host a live webcast conference call to discuss this acquisition at 8:30 a.m. Eastern Time today, which will be live-streamed via our Investor Relations website (investors.etsy.com) under the Events section. Those interested in submitting questions during the conference call can do so by using the Q&A chat window, which will be available during the webcast. A copy of the presentation that will be covered on the conference call will also be posted to our website.
A replay of the video webcast will be available through the same link following the conference call starting at 10:30 a.m. Eastern Time today for at least three months thereafter.
About Etsy
Etsy, Inc. operates two-sided online marketplaces that connect millions of passionate and creative buyers and sellers around the world. Our primary marketplace, Etsy.com, is the global destination for unique and creative goods. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs. In addition, Etsy, Inc. owns Reverb, a leading global online marketplace dedicated to buying and selling new, used, and vintage musical instruments.
Etsy's mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people. Our company was founded in 2005 and is headquartered in Brooklyn, New York.
About Depop
Depop has evolved to become the community-powered fashion marketplace to buy and sell unique fashion, with approximately 30 million registered users in more than 150 countries. Depop is a place for anyone to discover and celebrate their style on their own terms, and to feel good about their fashion choices by extending the lives of millions of garments. The company, founded by Simon Beckerman in 2011, is headquartered in London, with offices in Manchester, New York, Los Angeles and Sydney, with approximately 400 employees dedicated to its mission of building the world’s most diverse progressive home of fashion, that’s kinder on the planet and kinder to people.

Contacts:
Investor Relations Contact:
Etsy, Deb Wasser, Vice President, Investor Relations and ESG Engagement: dwasser@etsy.com
or
Etsy, Gabe Ratcliff, Director, Investor Relations: gratcliff@etsy.com
Media Relations Contact:
Etsy, Kelly Clausen, Senior Director, Corporate Communications: press@etsy.com

Cautionary Statement Regarding Forward-Looking Statements
This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements related to our potential addressable market, the potential benefits of the acquisition of Depop, expected impact of the acquisition of Depop on Etsy’s future financial performance and the potential impact on Etsy’s consolidated financial results, the anticipated timing of the closing of the acquisition of Depop, the anticipated impact of applying Etsy’s expertise to Depop's business and the potential of Depop's business.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those we expect. These risks and uncertainties include, among others, the possibility that the conditions to the closing of the acquisition of Depop may not be satisfied or waived or that other events may cause the acquisition to not be completed, the potential impact to the business of Depop or Depop’s relationships with its marketplace community due to the announcement of the acquisition, Etsy’s ability to successfully integrate the acquisition and execute on its business plan and ‘house of brands’ operating model, and general economic conditions, many of which are beyond Etsy’s control, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and subsequent reports that we file with the Securities and Exchange Commission. In light of such risks, readers are cautioned not to place undue reliance on such forward-looking statements.
Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.
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